NUMBER                             EXIBIT 4A                              SHARES


              INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

                        WARWICK VALLEY TELEPHONE COMPANY

                      TOTAL AUTHORIZED ISSUE 727,500 SHARES

7,500 SHARES PREFERRED STOCK                         720,000 SHARES COMMON STOCK
     PAR VALUE $100. EACH                                  WITHOUT PAR VALUE

                  THIS CERTIFIES THAT___________________________________________
is the owner of ______________________ Shares of the Common Stock, without par value, of WARWICK VALLEY TELEPHONE COMPANY, fully paid and nonassessable, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

                  The designations, preferences, privileges and voting powers or other restrictions or qualifications of the several classes of shares are as follows:

                  Common Stock with full voting power.

                  $5 Cumulative Preferred Stock, having the following preferences, voting powers or restrictions or qualifications:

                  a. It will be entitled up to Five Dollars ($5) per share and no more before Common Participants in any dividends, said dividends to be paid on March 31, June 30, September 30, and December 31.

                  b. In case of dissolution of other distributions of assets, holders of Preferred Stock will be entitled to distribution of the assets up to par value of the Preferred Stock and accumulated dividends, prior to holders of Common Stock.

                  c. It will have no voting powers except if Preferred dividends are not paid for two years, the Preferred stockholders may vote share for share with the Common stockholders so long as two years' arrears exist.

                  d. The right to call at any dividend date any or all of the Preferred Stock at option of the Company is reserved with payment of all accrued dividends and at 100 per cent of par value.

                  IN WITNESS WHEREOF, the said Corporation has caused this Certificate to signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this_______ day of___________________ A.D. 19 .



SECRETARY-TREASURER                (CORPORATE SEAL)                    PRESIDENT

















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